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                               State of Delaware
                        Office of the Secretary of State


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE RESTATED CERTIFICATE OF "RAMBUS INC.", FILED IN THIS

OFFICE ON THE TWENTY-NINTH DAY OF MAY, A.D. 1997, AT 11:30

O'CLOCK A.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS    BEEN FORWARDED TO

THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


[GRAPHIC OMITTED]                          /s/ Edward J. Freel
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State



2713545 8100                               AUTHENTICATION:  8486508

971174669                                  DATE:            05-29-97








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               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  RAMBUS INC.

       Rambus Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

       A. The name of the Corporation is Rambus Inc. The Corporation was originally incorporated under the same name and the original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on February 3, 1997. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on April 7, 1997. The Certificate of Designation of Rights, Preferences and Privileges of Series E Participating Preferred Stock of the Corporation was filed with the Delaware Secretary of State on April 17, 1997.

       B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Amended and Restated Certificate of Incorporation and the Certificate of Designation of Rights, Preferences and Privileges of Series E Participating Preferred Stock of this Corporation.

     C. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

       I. The name of the corporation (the "Corporation") is:

                       Rambus Inc.

       II. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

       III. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       IV. This Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation is authorized to issue is 60,000,000, $0.001 par value, and the total number of shares of Preferred Stock this
Corporation is authorized to issue is 5,000,000, $0.001 par value. Of the Preferred Stock, 40,000 shares shall be designated Series E Participating Preferred Stock ("Series E Preferred"), and 4,960,000 shares shall be undesignated.


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       The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the fights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restfictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

       The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

       The relative rights, preferences, privileges and restrictions granted to or imposed on the Series E Preferred or the holders thereof are as follows:

               1. Proportional Adjustment. In the event the Corporation shall at any time after the issuance of any share or shares of Series E Participating Preferred Stock (i) declare any dividend on Common Stock of the Corporation ("Common Stock") payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series E Participating Preferred Stock.


               2. Dividends and Distributions.

                       (a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series E Participating Preferred Stock with respect to dividends, the holders of shares of Series E Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Participating Preferred Stock.

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                       (b)  The   Corporation   shall   declare  a  dividend  or
distribution on the Series E Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                       (c) Dividends shall begin to accrue on outstanding shares of Series E Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series E Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               3. Voting Rights. The holders of shares of Series E Participating Preferred Stock shall have the following voting rights:

                       (a) Each share of Series E Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

                       (b) Except as otherwise provided herein or by law, the holders of shares of Series E Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                       (c) Except as required by law, holders of Series E Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               4. Certain Restrictions.

                       (a) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series E Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series E Participating Preferred Stock as required by Section 3 hereof.

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                       (b) Whenever  quarterly  dividends or other  dividends or
distributions payable on the Series E Participating Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                               (i) declare or pay  dividends  on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Participating Preferred Stock;

                               (ii) declare or pay  dividends on, make any other
distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series E Participating Preferred Stock, except dividends paid ratably on the Series E Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                               (iii) redeem or purchase or otherwise acquire for
consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series E Participating Preferred Stock;

                               (iv)   purchase   or   otherwise    acquire   for
consideration any shares of Series E Participating Preferred Stock, or any shares of stock ranking on a parity with the Series E Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                       (c) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

               5. Reacquired Shares. Any shares of Series E Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and, in the Restated Certificate of Incorporation, as then amended.

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               6. Liquidation.  Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series E Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series E Participating Preferred Stock.

               7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series E Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

               8. No Redemption. The shares of Series E Participating Preferred Stock shall not be redeemable.

               9. Ranking. The Series E Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

               10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special fights of the Series E Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series E Participating Preferred Stock, voting separately as a class.

               11. Fractional Shares. Series E Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series E Participating Preferred Stock.

       V. The Corporation is to have perpetual existence.

       VI. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

       VII.  The  number  of  directors  which  constitute  the  whole  Board of
Directors of the Corporation shall be designated in the Bylaws of the Corporation. The Directors shall be divided into two classes with the term of office of the first class (Class I) to expire at the annual meeting of stockholders in 1998; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 1999; and thereafter for each such term to expire at each second succeeding annual meeting of stockholders after such election.

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       VIII. In  furtherance  and not in  limitation of the powers  conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

       IX. A. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach fiduciary duty as a director.

               B. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or interstate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

               C. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this
Article IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

       X. Following the effectiveness of the registration of any class of securities of the Corporation pursuant to the requirements of the Securities Exchange Act of 1934, as amended, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then issued and outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article VII or Article X of this Restated Certificate of Incorporation or Sections 2.3 (Special Meeting), 2.11 (Stockholder Action by Written Consent without a
Meeting) or 2.15 (Advance Notice of Stockholder Nominees and Stockholder Business) of the Corporation's Bylaws.

       XI. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may by kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

       IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Gary Harmon,

its Secretary, this 28th day of May, 1997.


                                          /s/ Gary Harmon
                                          ---------------------------------
                                          Gary Harmon, Secretary

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